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Exhibit 10.19

JOINDER AGREEMENT

        The undersigned, Great Lakes Dredge & Dock Holdings Corp., (the "Great Lakes Holdings"), is executing and delivering this Joinder Agreement (this "Joinder Agreement") as of this 10th day of October, 2006, pursuant to Section 11N of the Agreement and Plan of Merger dated as of June 20, 2006 (the "Merger Agreement"), by and among GLDD Acquisitions Corp., Aldabra Acquisition Corporation, Aldabra Merger Sub, L.L.C., and certain of their respective stockholders. Capitalized terms used and not otherwise defined in this Joinder Agreement that are defined in the Merger Agreement are used herein with the meanings ascribed to such terms therein.

        1.    Joinder.    By its execution and delivery of this Joinder Agreement, Great Lakes Holdings hereby assumes and agrees to perform all the obligations of Holdco under the Merger Agreement.

        2.    Governing Law.    The internal law (and not the law of conflicts) of the State of New York shall govern all questions concerning the construction, validity and interpretation of this Joinder Agreement and the performance of the obligations imposed by this Joinder Agreement.

        IN WITNESS WHEREOF, Great Lakes Holdings has caused this Joinder Agreement to be duly executed on its behalf as of the day and year first above written.

GREAT LAKES DREDGE & DOCK HOLDINGS CORP.
By:	/s/ NATHAN D. LEIGHT
Name: Nathan D. Leight Title: Chairman

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  Exhibit 10.19